UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 4, 2021

Date of Report (Date of earliest event reported)

EVIO, Inc.

(Exact name of registrant as specified in its charter)

Colorado	000-12350	47-1890509
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2654 W. Horizon Ridge Parkway, Ste B5-208 Henderson, NV	89052
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (702) 748-9944

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement.

On February 4, 2021, EVIO, Inc. (the “Company”) entered into an 8% convertible promissory note (the “Note”) with existing note holder in the amount of $174,445. The company received $150,000 of the proceeds, with $7,000 allocated to legal expenses, and an original issue discount of $17,445.

The note maybe prepaid based on the following schedule:

Days Since Effective Date	Prepayment Amount
0-90	125% of Principal Amount
91-180	135% of Principal Amount
181+	150% of Principal Amount

At any time after the Original Issue Date until the Note is no longer outstanding, the Note shall be convertible at the lower of $0.006 or 70% of the lowest daily trade price in the twenty (20) Trading Days prior to the Conversion Date.

The company has also entered into agreements with debenture holders from the January 29, 2018, October 17, 2018 and October 23, 2018 funding events to modify the terms of their debentures. The terms of the amendment, extend the maturity of these debentures to December 31, 2021 and modify the conversion price to $0.003. As of February 4, approximately $4.25 million of the outstanding $5.183 million have accepted the terms of the amendment.

Item 2.03. Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above which is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

The terms of this note specific that the proceeds from this Note must be used to facilitate the payment and completion of the company’s 10K report for the period ending September 30, 2020, and the company’s 8K report for the period ending December 31, 2020. The net proceeds have been distributed to the auditors, transfer agent, accountant and attorneys supporting the completion of these required reports.

Forward-Looking Statements

Statements contained in this current report that are not statements of historical fact are intended to be and are hereby identified as “forward-looking statements” for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. Generally, forward-looking statements include expressed expectations of future events and the assumptions on which the expressed expectations are based. All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions concerning future events and they are subject to numerous known and unknown risks and uncertainties which could cause actual events or results to differ materially from those projected. The Company undertakes no obligation to update or revise this current report to reflect future developments except as otherwise required by the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVIO, INC.,

Date: February 8, 2021	By:	/s/ Lori Glauser
Lori Glauser
Interim Chief Executive Officer